Exhibit 99.1

Central Garden & Pet Announces Appointment of Lead Independent Director, Beth Springer, as Interim Chief Executive Officer

Current CEO Tim Cofer Departing to Join Keurig Dr Pepper, Initially as COO, and Will Assume the CEO Role in Q2 2024

Central Reaffirms Expectations for Fiscal 2023 Non-GAAP EPS of $2.55 or Better

WALNUT CREEK, Calif.--(BUSINESS WIRE)--September 20, 2023--Central Garden & Pet Company (“Central”) (NASDAQ: CENT) (NASDAQ: CENTA), a market leader in the Pet and Garden industries, today announced that Tim Cofer, Chief Executive Officer since October 2019, has informed the Board of his intent to depart Central, effective as of the close of business on October 6, 2023. Mr. Cofer will join Keurig Dr Pepper, initially as Chief Operating Officer, and will assume the role of Chief Executive Officer in the second quarter of 2024. Beth Springer, Central’s Lead Independent Director, has been named as Interim Chief Executive Officer while the Board conducts a comprehensive search for a permanent successor.

“Tim has had a significant and positive impact on Central over the last four years. During his tenure, he established clear strategic direction and successfully navigated the pandemic, delivering record results during a challenging and volatile economic environment. He is a strong leader, and I’m sorry to see him go,” said Bill Brown, Chairman of Central Garden & Pet. “At the same time, the Board and I believe we have positioned Central for profitable long-term growth in the foreseeable future thanks to the Central to Home strategy and other recent initiatives. I thank Tim for his many contributions to the Company and wish him success in his new position.”

“I have enjoyed a strong and close partnership with Bill since joining Central in 2019 and am proud of all we accomplished together through a challenging environment,” said Cofer. “I am convinced that our Central to Home strategy and our ongoing cost and simplicity program will yield positive benefits well into the future. While I am confident that Central will continue to grow and succeed, the opportunity presented to me to lead Keurig Dr Pepper is compelling and exciting, and it is the right next step for me. I am committed to ensuring the smoothest possible transition, and I wish all of the team at Central well.”

Springer has served on the Central Board since 2013 and brings extensive experience in management, operations and consumer products. She spent over 20 years with The Clorox Company, serving in multiple management roles including Executive Vice President and General Manager of The Clorox Company. Springer also serves as an independent director of Amy’s Kitchen, a privately held organic food company, and previously served as an independent director of Nature’s Sunshine Products, Inc., a publicly traded natural health and wellness company.

The Company reaffirmed expectations for fiscal 2023 non-GAAP EPS of $2.55 or better.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2022 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California and has over 7,000 employees across North America and Europe. Visit www.central.com to learn more.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning expectations for profitable long-term growth in the foreseeable future, the long-term benefits of our Central to Home strategy and our ongoing cost and simplicity program, and earnings guidance for fiscal 2023, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Please refer to our filings with the Securities and Exchange Commission for further detail.

Contacts

Investor Relations Contact:
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

Media Contact:
Liz Nunan
(925) 878-9465
lnunan@central.com